UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2014

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Hudson River Road

Waterford, NY 12188

(address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (518) 237-3330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 13, 2014, in connection with the previously announced filing of a voluntary petition for reorganization (the “Bankruptcy Petition”) under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) by Momentive Performance Materials Inc. (the “Company”), Momentive Performance Materials Holdings Inc. (“Holdings”) and certain of the Company’s wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with the Company and Holdings, the “Debtors”) in the Bankruptcy Court for the Southern District of New York (the “Court”), the Company entered into a Restructuring Support Agreement, dated as of April 13, 2014 (the “Support Agreement”), among the Company, Holdings, the Filing Subsidiaries, certain affiliates of Apollo Global Management, LLC (the “Apollo Entities”) and certain holders of 9% Second-Priority Springing Lien Notes due 2021 and 9.5% Second-Priority Springing Lien Notes due 2021 (collectively, the “Second Lien Notes”) that are not Apollo Entities (the “Consenting Noteholders” and, together with the Apollo Entities, the “Plan Support Parties”) providing that the Plan Support Parties, which hold approximately 85% in dollar amount of the Second Lien Notes, will support, and vote in favor of, a Chapter 11 plan to be proposed by the Debtors (the “Plan”).

Pursuant to the terms of the Support Agreement, the Debtors agreed to propose the Plan which provides for (a) payment in full in cash to the Debtors’ general unsecured trade creditors and holders of claims arising from the Company’s $75 million revolving credit facility, 8.875% First-Priority Senior Secured Notes due 2020 and 10% Senior Secured Notes due 2020 (including accrued interest, but not including any premium or “make-whole” amount), (b) conversion of the Second Lien Notes into the new equity of the reorganized Debtors (subject to dilution by a management incentive plan and the new equity to be issued by the rights offering described below), (c) subscription rights to holders of Second Lien Notes in a $600 million (the “Rights Offering Amount”) rights offering, giving such holders the opportunity to purchase a percentage of the new equity of the reorganized Debtors at a price per share determined by using the pro forma capital structure and an enterprise value of $2.2 billion and applying a 15% discount to the equity value thereto, (d) a recovery to holders of the 11% Senior Discount Note, due June 4, 2017 of Holdings in the amount of the cash available at Holdings as of the effective date of the Plan, after taking into account administrative expenses, and (e) no recovery to the holders of 11  1⁄2% Senior Subordinated Notes due 2016 (the “Subordinated Notes”) on account of the subordination provisions set forth in the indenture governing the Subordinated Notes. Pursuant to the terms of the Support Agreement, the Plan Support Parties have agreed, subject to definitive documentation, to backstop the $600 million rights offering in exchange for a fee, payable in new equity, of an additional 5% of the Rights Offering Amount. This fee is payable in kind at the closing of the rights offering, or in cash if the Debtors terminate the backstop commitment. The Plan also provides that the reorganized Debtors will select a chief executive officer, chief financial officer and general counsel who are acceptable to the Requisite Investors (as defined in the Support Agreement) and the costs for whom will not be shared with Momentive Specialty Chemicals Inc. (“MSC”) under the Shared Services Agreement between the Company and MSC. Under the Plan, the Shared Services Agreement will be amended, subject to agreement by MSC, to provide for certain transition services in the event of a termination of the Shared Services Agreement.

The Support Agreement may be terminated upon the occurrence of certain events, including: (a) certain breaches by the Debtors or Plan Support Parties under the Support Agreement; (b) the failure to meet certain milestones with respect to achieving confirmation and consummation of the Plan; (c) the amendment or modification of certain documents, including the Plan, without the consent of the Plan Support Parties; (d) the occurrence of an uncured event of default under the Debtors’ debtor-in-possession financing facility; and (e) the determination by the Company’s board of directors, upon the advice of counsel, that fiduciary obligations require the Company to terminate the Company’s obligations under the Support Agreement.

On April 16, 2014, the Company entered into the First Amendment to Restructuring Support Agreement, dated as of April 16, 2014 (the “First Amendment”), among the Company, Holdings, the Filing Subsidiaries, the Apollo Entities and the Consenting Noteholders, providing that if any Plan Support Party transfers any claims to a “Qualified Marketmaker,” the Qualified Marketmaker is not required to become a Consenting Noteholder so long as the Qualified Marketmaker subsequently transfers such claims to a party that is or becomes a Consenting Noteholder. Further, if a Consenting Noteholder is acting solely in its capacity as a Qualified Marketmaker, it may transfer claims that it acquires from a party that is not a Consenting Noteholder to another party that is not a Consenting Noteholder, without the requirement that the transferee become a Consenting Noteholder.

DIP Credit Facilities

On April 14, 2014, the Company issued a news release announcing that the Court provided interim authorization of the DIP ABL Facility (as defined below) and the DIP Term Loan Facility (as defined below), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The DIP ABL Facility and DIP Term Loan Facility remain subject to the issuance of a final order by the Court.

1.	Amended and Restated Senior Secured Debtor-in-Possession and Exit Asset-Based Revolving Credit Agreement

In connection with the filing of the Bankruptcy Petition, on April 15, 2014, Holdings, the Company, Momentive Performance Materials USA Inc. (“MPM USA”), as U.S. borrower, Momentive Performance Materials GmbH (“MPM GmbH”) and Momentive Performance Materials Quartz GmbH (“MPM GmbH Quartz”), as German borrowers, Momentive Performance Materials Nova Scotia ULC (“MPM Canada”, and MPM Canada, together with MPM USA, MPM GmbH and MPM GmbH Quartz, the “Borrowers”), as Canadian borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and JPMorgan, as collateral agent (the “DIP ABL Collateral Agent”) entered into an amended and restated senior secured debtor-in-possession and exit asset-based revolving credit agreement (the “DIP ABL Facility”), which amends and restates the asset-based revolving credit agreement among Holdings, the Company, the Borrowers, the lenders party thereto, JPMorgan, as administrative agent, and JPMorgan, as collateral agent (the “Prepetition ABL Facility”). The DIP ABL Facility is currently being syndicated and certain terms, including pricing, are subject to change.

The DIP ABL Facility has a 12 month term unless, prior to the end of such 12 month period, the Plan is confirmed pursuant to an order entered by the Bankruptcy Court, in which case, the DIP ABL Facility will terminate on the date of such confirmation, unless the Company exercises its option to convert the DIP ABL Facility into an exit facility (the “Exit Facility”), in which case, upon the effectiveness of the exit facility, the term will be five years after such effective date. Availability under the ABL Facility is $270 million, which is limited prior to the date that the Court issues a final order approving the DIP ABL Facility. The DIP ABL Facility is also subject to a borrowing base that is based on a specified percentage of eligible accounts receivable and inventory and, in certain foreign jurisdictions, machinery and equipment.

The DIP ABL Facility bears interest based on, at the Company’s option, an adjusted LIBOR rate plus an applicable margin of 2.75% or an alternate base rate plus an applicable margin of 1.75%. In addition to paying interest on outstanding principal under the DIP ABL Facility, the Company will be required to pay a commitment fee to the lenders in respect of the unutilized commitments at an initial rate equal to 0.375% per annum, subject to adjustment depending on the usage.

The DIP ABL Facility has a minimum EBITDA covenant calculated on a cumulative basis beginning with May 1, 2014 and tested monthly as of August 31, 2014 and a minimum liquidity covenant of $50 million tested at the close of each business day. The Exit Facility does not have any financial maintenance covenants, other than a minimum fixed charge coverage ratio of 1.0 to 1.0 that would only apply if availability is less than the greater of (a) 12.5% of the lesser of the borrowing base and the total DIP ABL Facility commitments at such time and (b) $27 million. The fixed charge coverage ratio under the agreement governing the DIP ABL Facility is defined as the ratio of (a) Adjusted EBITDA minus non-financed capital expenditures and cash taxes to (b) debt service plus cash interest expense plus certain restricted payments, each measured on a last twelve months basis.

The DIP ABL Facility is secured by, among other things, first-priority liens on most of the inventory and accounts receivable and related assets of the Company, its domestic subsidiaries and certain of its foreign subsidiaries, and, in the case of certain foreign subsidiaries, machinery and equipment (the “DIP ABL Priority Collateral”), and second-priority liens on certain collateral that generally includes most of the Company’s, its domestic subsidiaries’ and certain of its foreign subsidiaries’ assets other than DIP ABL Priority Collateral (the “DIP Term Loan Priority Collateral”), in each case subject to certain exceptions and permitted liens.

2.	Reaffirmation Agreement

In connection with the DIP ABL Facility, on April 15, 2014, the Company entered into a reaffirmation agreement (the “Reaffirmation Agreement”) among Holdings, the Company, the Borrowers, the other domestic subsidiaries of the Company party thereto, certain foreign subsidiaries of the Company party thereto and the DIP ABL

Collateral Agent, pursuant to which the parties thereto reaffirmed that the guarantees and security interests that secured the Prepetition ABL Facility remain in place and guarantee and secure the DIP ABL Facility for the benefit of the secured parties under the DIP ABL Facility (the “DIP ABL Secured Parties”).

3.	Senior Secured Debtor-in-Possession Term Loan Agreement

In connection with the filing of the Bankruptcy Petition, on April 15, 2014, the Company entered into a senior secured debtor-in-possession term loan agreement (the “DIP Term Loan Facility”) among Holdings, the Company, MPM USA, the lenders party thereto, JPMorgan, as administrative agent, and JPMorgan, as collateral agent (the “DIP Term Loan Collateral Agent”). The DIP Term Loan Facility was used in part to repay in full the outstanding obligations under the Prepetition ABL Facility. The DIP Term Loan Facility is currently being syndicated and certain terms, including pricing, are subject to change.

The DIP Term Loan Facility has a 12 month term, unless prior to the end of such 12 month period, the Plan is confirmed pursuant to an order entered by the Bankruptcy Court, in which case, the DIP Term Loan Facility will terminate on the date of such confirmation. The amount committed and made available under the DIP Term Loan Facility is $300 million. The DIP Term Loan Facility bears interest based on, at the Company’s option, an adjusted LIBOR rate plus an applicable margin of 4.00% or an alternate base rate plus an applicable margin of 3.00%.

The DIP Term Loan Facility has a minimum EBITDA covenant calculated on a cumulative basis beginning with May 1, 2014 and tested monthly as of August 31, 2014 and a minimum liquidity covenant of $50 million tested at the close of each business day.

The security arrangements for the DIP Term Loan Facility include first-priority liens on the DIP Term Loan Priority Collateral owned by the Company and its domestic subsidiaries and second-priority liens on the DIP ABL Priority Collateral owned by the Company and its domestic subsidiaries, which are junior to the DIP ABL Facility, in each case subject to certain exceptions and permitted liens.

4.	Collateral Agreement

In connection with the DIP Term Loan Facility, on April 15, 2014, the Company entered into a collateral agreement (the “DIP Term Loan Collateral Agreement”) among Holdings, the Company, MPM USA, the other domestic subsidiaries of the Company party thereto (such subsidiaries, together with MPM USA, the “DIP Term Loan Subsidiaries”, and the DIP Term Loan Subsidiaries, together with Holdings and the Company, the “DIP Term Loan Obligors”) and the DIP Term Loan Collateral Agent, pursuant to which the DIP Term Loan Obligors granted a security interest in certain collateral to the DIP Term Loan Collateral Agent for the benefit of the secured parties under the DIP Term Loan Facility (the “DIP Term Loan Secured Parties”).

5.	Guarantee Agreement

In connection with the DIP Term Loan Facility, on April 15, 2014, the Company entered into a guarantee agreement (the “DIP Term Loan Guarantee Agreement”) among the DIP Term Loan Obligors and the DIP Term Loan Collateral Agent, pursuant to which the DIP Term Loan Obligors guaranteed the obligations of the Borrower under the DIP Term Loan Credit Agreement and the other loan documents and the other DIP Term Loan Guarantors under the loan documents.

6.	DIP Financing Intercreditor Agreement

In connection with the DIP ABL Facility and the DIP Term Loan Facility, on April 15, 2014, the Company entered into a DIP financing intercreditor agreement (the “DIP Intercreditor Agreement”) among Holdings, the Company, the Borrowers, the other subsidiaries of the Company party thereto, the DIP ABL Collateral Agent and the DIP Term Loan Collateral Agent. The DIP Intercreditor Agreement governs the relative rights of the DIP ABL Secured Parties and the DIP Term Loan Secured Parties, and certain other matters relating to priority and the administration and enforcement of security interests.

The foregoing summary is qualified in its entirety by reference to the Support Agreement, the First Amendment, the DIP ABL Facility, the Reaffirmation Agreement, the DIP Term Loan Facility, the DIP Term Loan Collateral Agreement, the DIP Term Loan Guarantee Agreement and the DIP Intercreditor Agreement attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Restructuring Support Agreement, dated as of April 13, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each of their direct and indirect domestic subsidiaries party thereto and certain holders of the Second Lien Notes party thereto.

Exhibit 10.2	First Amendment to Restructuring Support Agreement, dated as of April 16, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each of their direct and indirect domestic subsidiaries party thereto and certain holders of the Second Lien Notes party thereto.

Exhibit 10.3	Amended and Restated Senior Secured Debtor-in-Possession and Exit Asset-Based Revolving Credit Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., as U.S. borrower, Momentive Performance Materials GmbH and Momentive Performance Materials Quartz GmbH, as German borrowers, Momentive Performance Materials Nova Scotia ULC, as Canadian borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other parties named therein.

Exhibit 10.4	Reaffirmation Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., as U.S. borrower, Momentive Performance Materials GmbH and Momentive Performance Materials Quartz GmbH, as German borrowers, Momentive Performance Materials Nova Scotia ULC, as Canadian borrower, and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

Exhibit 10.5	Senior Secured Debtor-in-Possession Term Loan Agreement, dated as of April 15, 2014, by and among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Exhibit 10.6	Collateral Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each Subsidiary Loan Party party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

Exhibit 10.7	Guarantee Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each Subsidiary Loan Party identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 10.8	DIP Financing Intercreditor Agreement, dated as of April 15, 2014, among JPMorgan Chase Bank, N.A., as administrative and collateral agent for the ABL secured parties, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the term loan secured parties, and Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc. and each of its subsidiaries signatory thereto.

Exhibit 99.1	News release, dated April 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: April 17, 2014	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of April 13, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each of their direct and indirect domestic subsidiaries party thereto and certain holders of the Second Lien Notes party thereto.

10.2	First Amendment to Restructuring Support Agreement, dated as of April 16, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each of their direct and indirect domestic subsidiaries party thereto and certain holders of the Second Lien Notes party thereto.

10.3	Amended and Restated Senior Secured Debtor-in-Possession and Exit Asset-Based Revolving Credit Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., as U.S. borrower, Momentive Performance Materials GmbH and Momentive Performance Materials Quartz GmbH, as German borrowers, Momentive Performance Materials Nova Scotia ULC, as Canadian borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other parties named therein.

10.4	Reaffirmation Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., as U.S. borrower, Momentive Performance Materials GmbH and Momentive Performance Materials Quartz GmbH, as German borrowers, Momentive Performance Materials Nova Scotia ULC, as Canadian borrower, and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

10.5	Senior Secured Debtor-in-Possession Term Loan Agreement, dated as of April 15, 2014, by and among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.6	Collateral Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each Subsidiary Loan Party party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

10.7	Guarantee Agreement, dated as of April 15, 2014, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., each Subsidiary Loan Party identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.8	DIP Financing Intercreditor Agreement, dated as of April 15, 2014, among JPMorgan Chase Bank, N.A., as administrative and collateral agent for the ABL secured parties, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the term loan secured parties, and Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc. and each of its subsidiaries signatory thereto.

99.1	News release, dated April 14, 2014.